Exhibit 32 to Form 10Q

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. 1350

       Solely for the purposes of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Bowl America Incorporated (the "Company"), respectively, hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended April 2, 2017 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leslie H Goldberg _

Leslie H. Goldberg

Chief Executive Officer

/s/_Cheryl A Dragoo___

Cheryl A. Dragoo

Chief Financial Officer

Date: May 16, 2017